Exhibit 32

CERTIFICATION OF ANNUAL REPORT ON FORM 11-K
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 11-K of the Profit and Savings Plan for Employees of First Interstate BancSystem, Inc. (the “Plan”) for the year ended December 31, 2004.

In my capacity as Plan Administrator for the Plan, I certify that such Annual Report on Form 11-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 11-K Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

This Certification is executed as of June 23, 2005.

/s/ ROBERT A. JONES
Robert A. Jones
Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc.